                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported) September 4, 1997


                        IDEC PHARMACEUTICALS CORPORATION
               (Exact name of registrant as specified in charter)



         DELAWARE                       0-19311                 33-0112644
(State or other jurisdiction          (Commission              (IRS Employer
      of incorporation)               File Number)           Identification No.)


                11011 TORREYANA ROAD, SAN DIEGO, CALIFORNIA 92121
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code (619) 550-8500


                                      NONE
         (Former name or former address, if changed since last report.)

Item 5.  Other Events.

On September 4, 1997, IDEC Pharmaceuticals Corporation (the "Company") announced that it had made arrangements with a financial institution under which the Company intends to purchase in a private transaction a capped call option representing the Company's right to purchase from the financial institution up to 600,000 shares of the Company's Common Stock at a specified strike price. Simultaneously, the Company intends to sell to the same financial institution a call option entitling the institution to purchase from the Company up to 900,000 shares of the Company's Common Stock at a strike price expected to be $46.40 per share. Reference is made to the Company's press release dated September 4, 1997, which is attached hereto as Exhibit 99.1 and incorporated by reference herein.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (a)  Financial Statements.

         The Registrant has determined that no financial statements are required to be filed pursuant to this item.

         (b)  Pro Forma Financial Information.

         The Registrant has determined that no pro forma financial information is required to be filed pursuant to this item.

         (c)  Exhibit

              99.1     Press Release dated September 4, 1997



                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       IDEC PHARMACEUTICALS CORPORATION



DATE:  September 30, 1997              By: /s/ Phillip M. Schneider
     -----------------------------         ------------------------------------
                                               Phillip M. Schneider
                                               Vice President and
                                               Chief Financial Officer